UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2021

GameStop Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051

(817) 424-2000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2021, GameStop Corp. (the “Company”) and George E. Sherman, the Company’s Chief Executive Officer, entered into a Transition and Separation Agreement (the “Transition Agreement”). The Transition Agreement provides for Mr. Sherman to step down as the Company’s President and Chief Executive Officer on the earliest of (i) July 31, 2021, (ii) the effective date of the Company’s appointment of a new Chief Executive Officer or (iii) the date his employment with the Company ceases due to his death, disability or termination by the Company without cause (such earliest date, the “Separation Date”).

Subject to his continued employment with the Company through the Separation Date and his continued compliance with his confidentiality, non-compete, non-solicitation and other protective covenants included in his employment agreement with the Company, Mr. Sherman will become entitled to accelerated vesting of all of his then outstanding time-vested shares of restricted stock upon his execution of, and the irrevocability of, a general release promptly following the Separation Date. This accelerated vesting of time-vested restricted stock is one of the severance rights provided in Mr. Sherman’s employment agreement with the Company. Mr. Sherman has voluntarily agreed to the elimination of all other severance rights provided in his employment agreement and has also agreed to cancel his 2020 performance-vested restricted stock award, which consisted of 308,477 shares of common stock (but which could have resulted in the delivery of a number of shares equal to 0% to 200% of that amount, depending on actual performance).

Subject to Mr. Sherman’s reelection at the Company’s 2021 annual meeting of stockholders, he has agreed to continue to serve as a director of the Company. Mr. Sherman has declined to receive compensation for his service as a director, both before and after the Separation Date.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 filed with the Securities and Exchange Commission on March 23, 2021 (the “Form 10-K”), the Company’s Board of Directors (the “Board”) has been evaluating the Company’s executive leadership to ensure the Company has the right skills to meet changing business requirements. The Form 10-K also noted that the Board has retained a third-party firm to support its efforts. The Board’s Strategic Planning and Capital Allocation Committee is leading a search to identify new Chief Executive Officer candidates with the capabilities and experience to help accelerate the next phase of the Company’s transformation.

The foregoing description of the Transition Agreement is not complete and is qualified by reference to the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

On April 19, 2021, the Company issued a press release announcing its Chief Executive Officer succession plan, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated April 18, 2021, between GameStop Corp. and George E. Sherman.

99.1	Press release, dated April 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: April 19, 2021	By:	/s/ Diana Saadeh-Jajeh
	Name:	Diana Saadeh-Jajeh
	Title:	Senior Vice President and Interim Chief Financial Officer